Exhibit 99.1

Wejo Announces Second Quarter 2022 Results

Improved Capital Outlook with Successful Capital Raise and Cost Reductions Extend
Capital Runway to Late 2023

Company Continues to Validate its Value Proposition and Market Positioning through Expanded Relationships with Premier Companies in the Smart Mobility Space

Manchester, England – August 15, 2022 – Wejo Group Limited (NASDAQ: WEJO) (“Wejo” or the “Company”), a global leader in cloud and software analytics for connected, electric, and autonomous mobility, today announced financial results and key performance indicators (“KPIs”, as defined under the Non-GAAP Financial Measures and Key Performance Indicators section below) for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Highlights

•Net Revenue increased 198% to $1.6 million during the quarter, driven by strong growth in the Traffic Management product line of Wejo Marketplace Data Solutions as well as a 100% increase in customers compared to the quarter ended June 30, 2021.
•Net loss was $55.4 million and Adjusted EBITDA loss was $28.9 million, both increases over the same periods in 2021, as a result of higher operating expenses, expansion into new markets, product development, and higher public company costs, partially offset by increased revenues. Net income was also affected by a $39.2 million increase in non-operating losses.
•Gross Bookings were $6.1 million, an increase of 126% compared to the second quarter of 2021. This increase reflects the continued acceleration of customer activity, including a growing base of customers in recurring contracts adding to future revenue.
•Gross Billings were $2.7 million, an increase of 125% compared to the second quarter of 2021, and reflects the expected growth in cash to be generated from increased customer activity.
•Annual Recurring Revenue (“ARR”) for the quarter was $6.2 million, a 51% increase compared to the quarter ended June 30, 2021, as the Company remains focused on delivering multi-year subscription deals.
•Total Contract Value (“TCV”) increased 104% to $33.5 million compared to the metric as of June 30, 2021, as Wejo continued to benefit from accelerating customer activity which resulted in expansion of commercial relationships with premier enterprise customers.
•Annualized Gross Bookings per average monetizable connected vehicle on a rolling four quarter basis were $1.39 for the quarter, up 101% over the same period last year.

Business Highlights

Over the quarter, Wejo notably:

a.Successfully executed a $15.9 million PIPE raise (private investment in public equity) and has taken steps to reduce cash burn from $10 million per month to an expected level of $5 million to $6 million per month by the fourth quarter. These existing capital facilities will extend our capital runway to late 2023;
b.Signed a collaboration agreement with Ford Motor Company to leverage connected vehicle data and user-based intelligence to enable end-to-end insurance offerings to better understand driver behaviors and deliver efficiencies, giving the Company access to the European end-to-end insurance market valued at $7.6 billion by 2030;

c.Expanded its collaboration with Microsoft Maps to enhance the capabilities of Microsoft’s mapping products in multiple territories across the world, including intelligent routing, route optimization and parking spot identification;
d.Accelerated the Company's KPIs that validate its value proposition, with Gross Billings at record levels and Gross Bookings and Number of Customers doubling over the last year;
e.Commenced development of a breakthrough Autonomous Vehicle Operating System ("AVOS") platform focused on rapidly accelerating worldwide AV development by enabling testing in a safe virtual environment using live and historical data to run simulations; and
f.Joined the Russell 3000 as part of the 2022 Russell index reconstitution.

Richard Barlow, Chief Executive Officer and Founder, said, “Wejo's operational momentum continues to be strong as we signed new deals and expanded existing relationships with premier companies that recognize the value that we bring to the smart mobility space. Our solutions in the traffic management vertical continue to drive strong operational results and the announcement of our deal with Ford, our first venture into insurance, will enable us to enter into the $7.6 billion European end-to-end insurance market. This deal showcases our continued development of product verticals outside of traffic, where we are the unquestioned leader. Our pursuit of cost structure improvement has been equally successful by significantly reducing our burn rate for 2022. These alignment efforts will ensure we have the financial flexibility to continue developing groundbreaking platforms such as AVOS, which will enable us to be the leading independent software and analytics platform for connected, electric, and autonomous vehicles in the future."

Guidance

Wejo is maintaining its prior full-year 2022 guidance of net revenue of $10 million and vehicles on platform in the range of 27 million to 32 million. As previously announced, the Company has raised its Adjusted EBITDA loss outlook to a loss in the range of $85 million to $95 million as a result of the cost saving initiatives that have been implemented.

Business Update Call Details

Wejo will host a business update call to discuss the second quarter results today, Monday, August 15, at 8:30 am EST. The call will be hosted by Chief Executive Officer, Richard Barlow and Chief Financial Officer, John Maxwell, and can be accessed on the Investor Relations page of Wejo’s website at investors.wejo.com.

Investors and other stakeholders should note that Wejo currently announces material information using SEC filings, press releases, public conference calls, and webcasts. In the future, Wejo will continue to use these channels to distribute material information about the Company and may also utilize its website and/or various social media sites to communicate vital information about the Company, key personnel, latest brands and services, trends, novel marketing campaigns, corporate initiatives, and other matters. Information that the Company posts on its website or on social media channels could be deemed material; therefore, the Company encourages investors, the media, our customers, business partners and other stakeholders interested in Wejo to review the information posted on its website, as well as the following social media channels: LinkedIn, Twitter, and Instagram.

About Wejo

Wejo Group Limited is a global leader in cloud and software analytics for connected, electric, and autonomous mobility, revolutionizing the way we live, work and travel by transforming and interpreting historic and real-time vehicle data. The Company enables smarter mobility by organizing trillions of data points from 18.8 million vehicles, of which 13.0 million were active on the platform transmitting data in near real-time, and over 79.3 billion journeys globally as of June 30, 2022, across multiple brands, makes and models, and then standardizing and enhancing those streams of data on a vast scale. Wejo partners with ethical, like-minded companies and organizations to turn that data into insights that unlock value for consumers. With the most comprehensive and trusted data, information, and intelligence, Wejo is creating a smarter, safer, more sustainable world for all. Founded in 2014, Wejo employs approximately 300 people and has offices in

Manchester, UK and in regions where Wejo does business around the world. For more information, visit: www.wejo.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans, objectives of management for future operations, expected funding mechanism, pipeline, and our future SEC filings, are forward-looking statements. These statements are based on the Company’s current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions.

Words such as “expect,” “estimate,” “project,” “forecast,” “anticipate,” “plan,” “may,” “will,” “could,” “believes,” “predicts,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, those factors described in the Company’s filings with the Securities and Exchange Commission (SEC), including the risk factors set forth in our Comprehensive Annual Report on Form 10-K/A filed with the SEC on April 11, 2022, and future filings with the SEC.

Non-GAAP Financial Measures and Key Performance Indicators

This release discloses the Company’s Adjusted EBITDA, which is a non-GAAP financial measure (defined as Loss from operations excluding: (1) share-based compensation expense; (2) depreciation of equipment and amortization of intangible assets; and (3) transaction related costs, when applicable). Other key performance indicators include: Total Contract Value (defined as as the projected value of all contracts we have ever signed to-date with our customers), Annual Recurring Revenue (calculated by taking the gross Monthly Recurring Revenue (“MRR”) for the last month of the reporting period and multiplying it by twelve months. MRR for each month is calculated by aggregating revenue from customers with contracts with more than four months in duration and includes recurring software licenses, data licenses, and subscription agreements), Gross Billings (defined as the amounts billed to customers in the relevant period, excluding taxes, a portion of which often will be shared with certain OEM preferred partners), Gross Bookings (defined as the total projected value of contracts signed in the relevant period, excluding taxes and renewal options available to customers in future periods), and monetizable vehicles on platform. Important information regarding such measures is contained in the definitions included in this release and in Appendix I, the reconciliation of Adjusted EBITDA to the closest comparable U.S. GAAP measure, Net (loss) income. The Company and its management believe that these non-GAAP measures and KPIs are useful to investors in measuring the comparable results of the Company period-over-period. Wejo does not reconcile its forward-looking non-GAAP financial measure, Adjusted EBITDA, to the corresponding U.S. GAAP measure, Net Loss, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible. Wejo is unable to provide guidance for this reconciling item because we cannot determine its probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding U.S. GAAP financial measure is not available without unreasonable effort.

Contacts

Investors:
Tahmin Clarke
investor.relations@wejo.com

Idalia Rodriguez
Arbor Advisory Group
investor.relations@wejo.com

Press:
Ben Hohmann
Ben.Hohmann@wejo.com

Wejo Group Limited
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share amount)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash	$22,030	$67,322
Accounts receivable, net	3,031	1,416
Forward Purchase Agreement	6,736	45,611
Prepaid expenses and other current assets	12,078	17,518
Total current assets	43,875	131,867
Property and equipment, net	609	651
Operating lease right-of-use asset	2,919	—
Intangible assets, net	8,041	9,489
Income tax receivables	137	—
Other assets	626	—
Total assets	$56,207	$142,007
Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable, including due to related party of $289 and $1,464, respectively	$16,331	$15,433
Accrued expenses and other current liabilities	24,712	21,089
Current portion of operating lease liability	618	—
Income tax payable	—	282
Total current liabilities	41,661	36,804
Non-current liabilities:
Long term portion of operating lease liability	2,304	—
Long term debt, net of unamortized debt discount and debt issuance costs	35,558	33,705
Public Warrants	1,787	12,650
Exchangeable right liability	1,160	11,154
Total liabilities	82,470	94,313
Commitments and contingencies
Shareholders’ (deficit) equity
Common shares, $0.001 par value, 634,000,000 shares authorized; 96,325,512 and 93,950,205 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	97	94
Additional paid in capital	424,270	415,304
Accumulated deficit	(465,686)	(369,951)
Accumulated other comprehensive income	15,056	2,247
Total shareholders’ (deficit) equity	(26,263)	47,694
Total liabilities and shareholders’ (deficit) equity	$56,207	$142,007

Wejo Group Limited
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue, net	$1,615	$542	$2,183	$847
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	1,933	623	3,250	976
Technology and development	9,417	3,902	16,714	6,384
Sales and marketing	6,848	3,530	12,062	5,984
General and administrative	13,997	6,649	31,726	9,581
Depreciation and amortization	1,016	1,130	2,114	2,155
Total costs and operating expenses	33,211	15,834	65,866	25,080
Loss from operations	(31,596)	(15,292)	(63,683)	(24,233)
Loss on issuance of convertible loan notes	—	(20,666)	—	(53,967)
Gain (loss) on fair value of derivative liability	—	42,033	—	(14,869)
Gain on fair value of public warrant liabilities	4,930	—	10,863	—
Loss on fair value of Forward Purchase Agreement	(19,776)	—	(36,480)	—
Gain on fair value of exchangeable right liability	3,014	—	9,994	—
Loss on fair value of Advanced Subscription Agreements, including related party of nil and $2,249 and nil and $2,656, respectively	—	(3,360)	—	(4,632)
Interest expense	(1,274)	(2,455)	(2,517)	(4,317)
Other expense, net	(10,596)	(6)	(13,721)	(85)
(Loss) income before income taxes	(55,298)	254	(95,544)	(102,103)
Income tax expense	(95)	—	(191)	—
Net (loss) income	(55,393)	254	(95,735)	(102,103)
Other comprehensive (loss) income:
Foreign currency exchange translation adjustment	9,826	255	12,809	(316)
Total comprehensive (loss) income	$(45,567)	$509	$(82,926)	$(102,419)
Net (loss) income per common share - basic	$(0.58)	$0.01	$(1.01)	$(2.80)
Net (loss) income per common share - diluted	$(0.58)	$0.01	$(1.01)	$(2.80)
Weighted-average basic ordinary shares	95,165,493	36,463,696	94,739,215	36,463,696
Weighted-average diluted ordinary shares	95,165,493	39,343,859	94,739,215	36,463,696

Wejo Group Limited
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net loss	$(95,735)	$(102,103)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	1,804	2,245
Loss on issuance of convertible loans	—	53,967
Gain on disposal of property and equipment	—	(4)
Depreciation and amortization	2,114	2,155
Non-cash share-based compensation expense	2,691	—
Non-cash expense settled by issuance of commitment shares	3,000	—
Non-cash lease expense	250	—
Non-cash loss (gain) on foreign currency remeasurement	13,856	(96)
Loss on fair value of Advanced Subscription Agreements	—	4,632
Loss on fair value of derivative liability	—	14,869
Gain on fair value of warrant liabilities	(10,863)	—
Loss on fair value of Forward Purchase Agreement	36,480	—
Gain on fair value of exchangeable right liability	(9,994)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,624)	79
Prepaid expenses and other current assets	4,127	2,795
Accounts payable	2,586	2,547
Operating lease liability	(246)	—
Other assets	(660)	—
Other long-term liability	—	—
Accrued expenses and other liabilities	7,527	(358)
Income tax provision	(424)	—
Net cash used in operating activities	(45,111)	(19,272)
Investing activities
Purchases of property and equipment	(186)	(251)
Development of internal software	(1,409)	(1,250)
Net cash used in investing activities	(1,595)	(1,501)
Financing activities
Proceeds from issuance of convertible loans, net of transaction costs	—	16,222
Proceeds from issuance of common shares, net of transaction costs	3,284	—
Payment of issuance costs of convertible loans	—	(1,004)
Net proceeds from issuance of long-term debt	—	17,265
Payment of transaction costs	(2,148)	—
Payment of issuance costs of long-term debt	—	(638)
Repayment of other loan	—	(84)
Proceeds from issuance of related party debt	—	35
Payment of deferred financing costs	—	(400)
Settlement of Forward Purchase Agreement	2,395	—
Repayment of related party debt	—	(10,000)
Net cash provided by financing activities	3,531	21,396
Effect of exchange rate changes on cash	(2,117)	231
Net (decrease) increase in cash	(45,292)	854
Cash at beginning of period	67,322	14,421
Cash at end of period	$22,030	$15,275

Non-cash financing and investing activities
Property and equipment purchases in accounts payable	$93	$45
Transaction costs included in accounts payable and accrued expenses	$6,329	$—
Convertible notes issued through settlement of accounts payable and recognition of prepaid revenue share costs	$—	$4,832
Right-of-use asset obtained in exchange for new operating lease liability	$3,326	$—
Deferred offering costs included in accounts payable and accrued expenses	$—	$5,404

Wejo Group Limited
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income	$(55,393)	$254	$(95,735)	$(102,103)
Income tax expense	95	—	191	—
(Loss) income before income taxes	(55,298)	254	(95,544)	(102,103)
Interest expense	1,274	2,455	2,517	4,317
Loss on issuance of convertible loan notes	—	20,666	—	53,967
(Gain) loss on fair value of derivative liability	—	(42,033)	—	14,869
Gain on fair value of public warrant liabilities	(4,930)	—	(10,863)	—
Loss on fair value of Forward Purchase Agreement	19,776	—	36,480	—
Gain on fair value of exchangeable right liability	(3,014)	—	(9,994)	—
Loss on fair value of Advanced Subscription Agreements	—	3,360	—	4,632
Other expense, net	10,596	6	13,721	85
Loss from operations	(31,596)	(15,292)	(63,683)	(24,233)
Add (Subtract):
Depreciation and amortization	1,016	1,130	2,114	2,155
Transaction Costs	—	—	4,801	—
Share-based compensation expense	1,695	—	2,691	—
Adjusted EBITDA	$(28,885)	$(14,162)	$(54,077)	$(22,078)